SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 29, 2006

AIRGUIDE, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-09735	20-4898182
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Peoria

Tulsa, Oklahoma 74116

(Address of principal executive offices, including zip code)

(918) 858-1050

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule

Section 8 – Other Events

Item 8.01 Other Events

On September 29, 2006, company’s Chief Executive Officer was made aware of a lawsuit filed in December of 2005 against several parties, including Amerex Companies, Inc., one of the Company’s subsidiaries which was acquired in July 2006, and two of company’s directors and one employee.  The lawsuit was filed by Envirosolve LLC, a direct competitor of the company, and was filed in the Oklahoma State District Court in Tulsa County, Oklahoma, case number CJ—2005-07349.  The suit alleges misappropriation of trade secrets and violation of a confidentiality agreement.  Company wishes to disclose the existence of this lawsuit since it was not disclosed in any prior filings, and could be of interest to shareholders.  Company intends to defend against the suit, but does not believe it to have merit.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGUIDE, INC.

Dated: October 4, 2006	By:	/s/ Nicholas Malino
	Name:	Nicholas Malino
	Title:	Chief Executive Officer